Exhibit 10.1

November 30, 2009

Paul L. Howes
Newpark Resources, Inc.
President &
Chief Executive Officer
2700 Research Forest Drive, Suite 100
The Woodlands, TX 77381

Re: Extension of salary reduction

Dear Paul:

This letter sets forth the terms of our agreement relating to the extension of the 10% reduction of your annualized Base Salary and the corresponding adjustment to your incentive compensation under the EICP as set forth in the Amendment to the Employment Agreement, dated April 20, 2009 (the “Amendment”), between you and Newpark Resources, Inc. (“Company”). Capitalized terms not defined herein shall have the same meanings ascribed to them in the Amendment and the Employment Agreement, dated December 31, 2008, between you and the Company (the “Employment Agreement”). The terms of our agreement with regard to the extension are as follows:

1. The 10% reduction to your annualized Base Salary as set forth in the Amendment will continue in effect through March 31, 2010.

2. Beginning April 1, 2010, your annualized Base Salary will be Four Hundred Eighty-Six Thousand Dollars and No Cents ($486,000.00).

3. Your Base Salary for purposes of calculating payments under the EICP will likewise be adjusted through March 31, 2010 to reflect this 10% reduction in your annualized Base Salary.

4. If your employment is terminated prior to March 31, 2010 pursuant to Section 2.3 of the Employment Agreement, your payment provided for in Section 2.3(b)(i) and the calculation of the “Performance Target” set forth in Section 2.3(b)(ii) will be based upon your $486,000.00 annualized Base Salary and not on your Base Salary at the time of termination of $437,400.00.

5. If your employment is terminated prior to March 31, 2010 pursuant to Section 2.7 of the Employment Agreement, your payment provided for in Section 2.7(a)(i) and the calculation of the “Performance Target” set forth in Section 2.7(a)(ii) will be based upon your $486,000.00 annualized Base Salary and not on your Base Salary at the time of termination of $437,400.00.

6. This 10% reduction in your annualized Base Salary and the corresponding adjustment to your incentive compensation under the EICP do not constitute “Good Reason” for termination by you, as defined in Section 2.3, 2.7 and 3.10(b) of the Employment Agreement, or a termination by the Company. Except for the foregoing modifications, the Amendment and the Employment Agreement will remain in full force and effect in accordance with its terms.

Sincerely,

Newpark Resources, Inc.

By: /s/ Mark J. Airola
Name: Mark J. Airola
Title: Vice President, General Counsel and
          Chief Administrative Officer

Agreed to and Accepted this 1st day of December, 2009.

/s/ Paul L. Howes

Paul L. Howes